UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

AIRSCULPT TECHNOLOGIES, INC.

(Name of Registrant as Specified in is Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Dear Stockholders:
You are cordially invited to attend our Annual Meeting on May 12, 2026 at 8:30 AM Eastern Time. This year’s Annual Meeting will be held virtually at https://meetnow.global/M7SP9TN. There is no physical location for the Annual Meeting. We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the Company. We believe that hosting a virtual meeting will enable greater stockholder attendance and participation from any location around the world.
On or about April 15, 2026, we mailed to our stockholders copies of all proxy materials, including the accompanying Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card and our 2025 Annual Report on Form 10-K.
The Proxy Statement accompanying this letter describes the business we will consider at the Annual Meeting. Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares promptly by mail, telephone or Internet as instructed on the enclosed proxy card or voting instruction card. Proxies forwarded by or for brokers or fiduciaries should be returned as requested by them.
We hope that you will be able to join us virtually on May 12, 2026.
Sincerely,
/s/ Yogesh Jashnani

Yogesh Jashnani
Chief Executive Officer and Director

AirSculpt Technologies, Inc.
1111 Lincoln Road, Suite 802
Miami Beach, FL 33139
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Dear Stockholders:
The Annual Meeting will be held in a virtual meeting format on May 12, 2026 at 8:30 AM Eastern Time for the following purposes:
1.
Election of the three Class II director nominees named in the Proxy Statement to serve for a term of three years;

2.
Ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and

3.
Transacting such other business as may properly come before the meeting or any adjournment thereof.

Each Proposal is discussed in greater detail in the enclosed Proxy Statement.
The Board has fixed the close of business on March 13, 2026, as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. If you would like an opportunity to view the stockholder list, it will be available ten calendar days in advance of the Annual Meeting. Please contact investors@airsculpt.com to make accommodations to view the list. The list will also be available for inspection on the date of the meeting on the virtual platform for the Annual Meeting.
This year’s Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted solely online via live webcast. There is no physical location for the Annual Meeting. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions during the meeting by visiting https://meetnow.global/M7SP9TN at the date and time described in the accompanying Proxy Statement. To participate in the Annual Meeting, you will need to log on using the control number from your proxy card. The control number can be found in the shaded box. Along with the attached Proxy Statement and Proxy Card, we are sending you copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
If you hold your shares through our transfer agent, Computershare Trust Company, N.A. (“Computershare”), you do not need to register to attend the Annual Meeting. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting. To register to attend the Annual Meeting, you must submit proof of your proxy power (legal proxy) reflecting your AirSculpt holdings along with your name and email address to Computershare. You may forward an email from your broker or attach an image of your legal proxy to legalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 PM Eastern Time, on May 7th, 2026. You will receive a confirmation of your registration by email after we receive your registration materials.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote. You may vote by proxy over the Internet, by telephone, or by mail by following the instructions on the proxy card. Voting by proxy will ensure your representation at the Annual Meeting regardless of whether you attend.

We look forward to seeing you virtually this May. Thank you for your ongoing support of and interest in the Company.
By Order of the Board of Directors,
/s/ Yogesh Jashnani

Yogesh Jashnani
Chief Executive Officer and Director
April 15, 2026
Important Notice Regarding Availability of Proxy Materials for the Annual Meeting on May 12, 2026.
We are using the “Full Set Delivery” method of providing proxy materials to all stockholders of record. Because we have elected to utilize the “Full Set Delivery” option, we are delivering to all stockholders of record paper copies of the Proxy Statement, Proxy Card and the 2025 Annual Report on Form 10-K, as well as providing access to the proxy materials on a publicly accessible website.
Our notice of Annual Meeting of Stockholders, Proxy Statement, Form of Proxy Card and Annual Report on Form 10-K are available at www.edocumentview.com/AIRS.

i

AIRSCULPT TECHNOLOGIES, INC.
PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS May 12, 2026
INTRODUCTION
This Proxy Statement provides information for our stockholders, as part of the solicitation of proxies by the Company and the Board from holders of the outstanding shares of the Company’s common stock, par value $0.001 per share, for use at the Company’s Annual Meeting to be held in a virtual format at https://meetnow.global/M7SP9TN on May 12, 2026 at 8:30 AM Eastern Time.
At the Annual Meeting, stockholders will be asked to vote either directly or by proxy on the following matters discussed herein:
1.
Election of the three Class II director nominees named in this Proxy Statement to serve for a term of three years;

2.
Ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and

3.
Transacting such other business as may properly come before the meeting or any adjournment thereof.

The Proxy Card containing instructions on how to vote at the Annual Meeting, as well as our proxy materials, including this Proxy Statement and our 2025 Annual Report on Form 10-K, will be mailed to stockholders on or about April 15, 2026. If you need assistance voting your shares, please call Computershare technical support at 1-866-641-4276.
You may attend the Annual Meeting and vote your shares during the meeting, even if you previously voted by Internet, telephone or if you returned your proxy card. Your proxy may be revoked by sending in another signed proxy card with a later date, sending a letter revoking your proxy to our Secretary in Miami Beach, Florida, voting again by Internet or telephone, or attending the Annual Meeting and voting during the meeting.
IMPORTANT INFORMATION REGARDING DELIVERY OF PROXY MATERIALS
Under the Securities and Exchange Commission (the “SEC”) rules, a company may select either of the following options for making proxy materials available to its stockholders:
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the full set delivery option; or

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the option often referred to as the “notice-only” option or the “notice and access” option.

Full set delivery option
Under the full set delivery option, a company delivers all proxy materials to its stockholders by mail. In addition to delivery of proxy materials to stockholders, a company must post all proxy materials on a publicly accessible website and provide information to stockholders about how to access the website. In connection with the Annual Meeting, we have elected to use the full set delivery option. Accordingly, you will receive all proxy materials by mail.
Notice-only option
Under the notice-only option, which we have elected NOT to use for the Annual Meeting, a company must post all proxy materials on a publicly-accessible website. Instead of delivering proxy materials to its stockholders, a company may deliver a notice of internet availability of proxy materials, which includes, among other things:
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information regarding the date and time of the meeting of stockholders, as well as the items to be considered at the meeting;

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information regarding the website where the proxy materials are posted; and

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various means by which a stockholder can request paper or e-mail copies of the proxy materials.

If a stockholder requests paper copies of the proxy materials, these materials must be sent to the stockholder within three business days and by first class mail.
Use of the notice-only option in the future
Although we have elected to use the full set delivery option in connection with the Annual Meeting, we may choose to use the notice-only option in the future. By reducing the amount of materials that a company needs to print and mail, the notice-only option provides an opportunity for cost savings as well as conservation of paper products. We will evaluate the future possible cost savings as well as the possible impact on stockholder participation as we consider future use of the notice-only option.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
We include this Q&A section to provide some background information and brief answers to several questions you might have about the Annual Meeting. We encourage you to read this Proxy Statement in its entirety.
Why are we providing these materials?
The Board is providing these materials to you in connection with the solicitation of proxies by the Company and the Board for our Annual Meeting, which will take place on May 12, 2026, and will be held in a virtual format at https://meetnow.global/M7SP9TN beginning at 8:30 AM Eastern Time. Stockholders are invited to participate in the Annual Meeting and are requested to vote on the proposals described herein.
What information is contained in this Proxy Statement?
This Proxy Statement contains information relating to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and most highly paid executive officers and other required information.
What proposals will be voted on at the Annual Meeting?
There are two proposals scheduled to be voted on at the Annual Meeting:
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Election of the three Class II director nominees named in this Proxy Statement to serve for a term of three years; and

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Ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

We will also consider other business that properly comes before the Annual Meeting.
What shares can I vote?
You may vote all shares of common stock that you owned as of the close of business on the Record Date, March 13, 2026. You may cast one vote per share, including shares (i) held directly in your name as the stockholder of record and (ii) held for you as the beneficial owner through a stockbroker, bank or other nominee.
As of March 13, 2026, there were 70,486,528 shares of common stock outstanding, all of which are entitled to be voted at the Annual Meeting.
A list of stockholders will be available at our headquarters at 1111 Lincoln Road, Suite 802, Miami Beach, FL 33139 for a period of at least ten calendar days prior to the Annual Meeting. Please contact investors@airsculpt.com to make accommodations to view the list. The list will also be available for inspection on the date of the meeting on the virtual platform for the Annual Meeting.
What are the voting rights of stockholders?
Each share of our common stock is entitled to one vote. There is no cumulative voting.
What is the difference between being a stockholder of record and a beneficial owner?
Many of our stockholders hold their shares through stockbrokers, banks, or other nominees, rather than directly in their own names. As summarized below, there are some differences between being a stockholder of record and a beneficial owner.
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Stockholder of record:   If your shares are registered directly in your name with our transfer agent, Computershare, you are the stockholder of record, and these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals named on the proxy card or to vote at the Annual Meeting.

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Beneficial owner:   If your shares are held in a stock brokerage account or by a bank or other nominee, you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or other nominee, considered to be the stockholder of record. As the beneficial owner, you have the right to tell your nominee how to vote. Your nominee has sent you instructions on how to direct the nominee’s vote. You may vote by following those instructions and the instructions on the Proxy Card.

How do stockholders vote?
If you are a stockholder of record, you may have your shares voted on matters presented at the Annual Meeting in any of the following ways:
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During the meeting:   You may attend the Annual Meeting virtually and cast your vote then. If you have already voted online, by telephone or by mail, your vote at the Annual Meeting will supersede your prior vote.

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By proxy:   (i) over the Internet at www.investorvote.com/AIRS and using the 15-digit control number found on your proxy card; (ii) by using a toll-free telephone number noted on your proxy card; or (iii) by executing and returning a proxy card and mailing it in the postage-paid envelope provided. Please allow sufficient time for delivery of your proxy card if you decide to vote by mail.

If you properly cast your vote by either voting your proxy via Internet, telephone or by executing and returning the proxy card, and if your vote is not subsequently revoked by you, your vote will be voted in accordance with your instructions. If any other matter is presented, your proxy will vote in accordance with the proxy holders’ best judgment. As of the date of this Proxy Statement, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this Proxy Statement.
If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board. If you are a street name holder and wish to vote at the meeting, you must first obtain a proxy from your bank, broker or other holder of record authorizing you to vote.
A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares, and to confirm that your voting instructions have been properly recorded when voting over the Internet or by telephone. Please be aware that if you vote by telephone or Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.
May my broker vote for me?
If your broker holds your shares in street name, the broker may vote your shares on routine matters even if it does not receive instructions from you. At the Annual Meeting, your broker may, without instructions from you, vote on Proposal 2 (the selection of Grant Thornton as the Company’s independent registered public accounting firm), but not on Proposal 1 (the election of the Board’s nominees).
What are abstentions and broker non-votes?
An abstention represents the action by a stockholder to refrain from voting “for” or “against” a proposal. “Broker non-votes” represent votes that could have been cast on a particular matter by a broker, as a stockholder of record, but that were not cast because the broker (i) lacked discretionary voting authority on the matter and did not receive voting instructions from the beneficial owner of the shares or (ii) had discretionary voting authority but nevertheless refrained from voting on the matter.
Can I change my vote or revoke my proxy?
Yes, you may change your vote or revoke your proxy after you send in your proxy card or vote your shares via the Internet or by telephone by following these procedures:
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Entering a new vote online;

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Entering a new vote by telephone;

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Signing and returning a new proxy card bearing a later date, which will automatically revoke your earlier proxy instructions;

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Sending a letter revoking your proxy prior to the Annual Meeting; or

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Attending the Annual Meeting virtually and voting your shares electronically during the meeting.

How can I attend the Annual Meeting?
The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting.
You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the meeting by visiting https://meetnow.global/M7SP9TN. To participate in the Annual Meeting, you will need to log on using the control number from your proxy card. The 15-digit control number can be found in the shaded box.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.
The Annual Meeting will begin promptly on May 12, 2026 at 8:30 AM Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this Proxy Statement.
How do I register to attend the Annual Meeting virtually on the Internet?
If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting. To register to attend the Annual Meeting, you must submit proof of your proxy power (legal proxy) reflecting your AirSculpt holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 PM Eastern Time, on May 7, 2026. You will receive a confirmation of your registration by email after Computershare receives your registration materials.
Direct your request for registration to Computershare using either of the following methods:
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Forward the email from your broker, or attach an image of your legal proxy in an email to: legalproxy@computershare.com

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Mail a copy of the legal proxy to: Computershare, AirSculpt Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001

What if I have trouble accessing the Annual Meeting?
The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Internet Explorer is not a supported browser. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance should you need it, you may call Computershare at 1-888-724-2416.
What is a proxy holder?
We are designating our chief executive officer and chief financial officer to hold and vote all properly-tendered proxies (except votes “withheld”). If you have indicated a vote, they will vote accordingly. If you have left a vote blank, they will vote as the Board recommends. While we do not expect any other business to come up for a vote, if it does, they will vote in their discretion. If a director nominee is unwilling or unable to serve, the proxy holders will vote in their discretion for an alternative nominee.
How can I ask questions at the Annual Meeting?
Questions may be submitted during the Annual Meeting through the Q&A module at https://meetnow.global/M7SP9TN.
How does the Board recommend that I vote?
The Board recommends that you vote your shares:
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“FOR” the election of the Board’s nominees; and

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“FOR” the ratification of the appointment of Grant Thornton.

What constitutes a quorum for the Annual Meeting?
The presence at the Annual Meeting, in person or by proxy, of the holders of common stock representing a majority of the combined voting power of the outstanding shares of common stock on the Record Date will constitute a quorum, permitting the meeting to conduct its business. As of the Record Date, there were 70,486,528 shares of common stock outstanding, all of which are entitled to be voted at the Annual Meeting. Both abstentions and “broker non-votes” (when a broker does not have authority to vote on the proposal in question) are counted as present for the purpose of determining the presence of a quorum.
What vote is required to approve the election of directors (“Proposal 1”)?
Director nominees are elected by plurality vote. Therefore, if you do not vote for a nominee, or you “withhold” authority to vote for a nominee, your vote will not count either “for” or “against” the nominee. Broker non-votes will have no effect on the outcome of Proposal 1.
What vote is required to ratify the selection of Grant Thornton as the Company’s independent registered public accounting firm for Fiscal Year 2026 (“Proposal 2”)?
Proposal 2 will be approved if a majority of the votes cast affirmatively or negatively on the matter is cast “for” the proposal. You may vote “for” or “against,” or abstain from voting on Proposal 2. Abstentions and broker non-votes will have no effect on the outcome of Proposal 2.
What does it mean if I receive more than one set of proxy materials?
You may receive more than one set of proxy materials if, for example, you hold your shares in multiple brokerage accounts. In order to vote all of your shares, you should sign and return all of the proxy cards you receive or follow the instructions for any alternative voting procedures on all of the proxy cards or notices you receive. Please vote in the manner described under “How do stockholders vote?” for each account to ensure that all of your shares are voted.
How are votes counted?
Computershare has been appointed to be the inspector of elections and in this capacity will supervise the voting, decide the validity of proxies and certify the results. We will publish final vote counts within four business days after the Annual Meeting on a Current Report on Form 8-K.
Is my vote confidential?
Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within the Company or to third parties, except as necessary (i) to meet applicable legal requirements, (ii) to allow for tabulation and certification of the vote and (iii) to facilitate successful proxy solicitation by the Board.

Who pays for costs relating to the proxy materials and Annual Meeting?
We have retained the services of Computershare to assist us in mailing the proxy materials, which includes the accompanying Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card and our 2025 Annual Report on Form 10-K. The costs of preparing and assembling this Proxy Statement and the enclosed proxy card, along with the costs of mailing the proxy materials and posting the proxy materials on a website, are borne by us. In addition to the use of mail, our directors, officers and employees may solicit proxies personally and by telephone and other electronic means. They will receive no compensation in addition to their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies. We may reimburse these persons for their expenses in doing so.
Who should I call if I have any questions?
If you have any questions about the Annual Meeting, voting or your ownership of our common stock, please call Brent Wadman at (305) 391-2173 or send an e-mail to investors@airsculpt.com.

PROPOSAL NO. 1:
Election of Directors
Our business operates under the direction of the Board, which currently consists of seven directors. In accordance with our Amended and Restated Certificate of Incorporation, the Board consists of three classes of approximately equal size: Classes I, II, and III, with terms expiring in the fiscal year ending December 31, 2028 (“Fiscal 2028”), the fiscal year ending December 31, 2026 (“Fiscal 2026”), and the fiscal year ending December 31, 2027 (“Fiscal 2027”), respectively. Adam Feinstein, Kenneth Higgins and Thomas Aaron are the Class II directors whose terms expire at the Annual Meeting. Pursuant to our Stockholders Agreement (as defined below) and subject to the maintenance of certain ownership requirements, Vesey Street Capital Partners, L.L.C., our private equity sponsor (“Sponsor” or “VSCP”), has a contractual right to designate two nominees to our Board. Adam Feinstein is an affiliate of our Sponsor. The Board has nominated, and stockholders are being asked to reelect, Adam Feinstein, Kenneth Higgins, and Thomas Aaron for three-year terms expiring at our fiscal year ending December 31, 2029 (“Fiscal 2029”) annual meeting of stockholders. If elected, the nominees will each hold office until the conclusion of our Fiscal 2029 annual meeting of stockholders and a successor is duly elected and qualified or until earlier death, resignation, or removal.
Each of the three nominees currently serves as a director of the Company. The Board is not aware of any nominee who will be unable or unwilling to serve as a director if elected at the Annual Meeting. In the event that one or more nominees is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors to be elected at the Annual Meeting. Information relating to each nominee for election as director and for each continuing director, including period of service as a director of the Company, principal occupation and other biographical material, is shown later in this Proxy Statement.
At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the three nominees named in this Proxy Statement. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the election of the Board’s three nominees.
The Board recommends a vote FOR the election of each of the nominees as director.
BOARD OF DIRECTORS
The following table sets forth the name, age, and position, as of March 13, 2026, of individuals who currently serve as directors on the Board.
Name	Age	Position
Michael Doyle	53	Director and Chairman of the Board
Yogesh Jashnani	44	Director and Chief Executive Officer
Adam Feinstein	54	Director
Daniel Sollof	42	Director
Caroline Chu	45	Director
Thomas Aaron	64	Director
Kenneth Higgins	60	Director
Class I — Directors with Terms Expiring in Fiscal 2028
Yogesh Jashnani has served as our Chief Executive Officer and a member of the Board since January 7, 2025. Mr. Jashnani has over 20 years of experience in the aesthetics, retail and finance industries. Prior to joining the Company, Mr. Jashnani served as Chief Revenue Officer for Sky Zone. From 2019 through 2023, he served as Chief Commercial Officer of Ideal Image. From fiscal 2017 through 2019, Mr. Jashnani held the position of SVP, Marketing, Insights and Analytics of Advance Auto Parts. Prior to this, Mr. Jashnani was Vice President at Capital One. Mr. Jashnani holds a Master’s of Science in Biomedical Engineering and a Master of Science in Electrical Engineering from University of Wisconsin-Madison. He also holds a

Bachelor of Engineering in Telecommunications Engineering for University of Mumbai. We believe that Mr. Jashnani’s industry knowledge, as well as his leadership experience, make him an appropriate member of our Board.
Daniel Sollof has served as a member of the Board since June 2021 and served as a member of the board of managers of Elite Body Sculpture from October 2018 until the IPO. Mr. Sollof joined VSCP in August 2014 and serves as a General Partner for the firm. In addition to sourcing and evaluating potential investment opportunities, Mr. Sollof works closely with VSCP’s portfolio companies. From July 2015 to August 2017, he served as a member of the board of directors of Imedex, Inc. Prior to joining VSCP, Mr. Sollof served as Vice President and Research Analyst for Barclays Capital/Lehman Brothers August 2007 to August 2014, focusing on the Healthcare Facilities and Medical Supplies & Devices Sectors. Prior to Barclays Capital/Lehman Brothers, Mr. Sollof worked as a Valuation and Business Modeling Analyst in the Transaction Advisory Services group at Ernst & Young from September 2005 to July 2007. Mr. Sollof received a B.S. in Management Science from the University of California — San Diego and is a CFA charterholder. We believe that Mr. Sollof’s industry knowledge, as well as his leadership experience, make him an appropriate member of our Board.
Class II — Directors with Terms Expiring in Fiscal 2026
Adam Feinstein has served as a member of the Board since June 2021 and served as lead independent director of the Board from March 2023 until November 2025. He previously served as the non-executive chairman of the Board from September 2021 to January 2023 and as non-executive chairman of the board of managers of Elite Body Sculpture from October 2018 until the IPO. Mr. Feinstein founded Vesey Street Capital Partners, L.L.C. in 2014 and serves as Managing Partner. He has served as chairman of the board of directors of QualityMetric, a provider of health and disease specific surveys, from August 2020 until August 2023. He has served as a member of the board of directors of Pathgroup, a leading pathology services company, since August 2016. Mr. Feinstein has served as a board member of Safecor Health, which provides pharmaceutical unit dose packaging services for hospitals and health systems, since August 2021. Most recently, Mr. Feinstein has served as a board member of Orthopedic Solutions Management, an orthopedic services provider, since May 2025, and Shemassian Academic Consulting, a provider of consulting services for students seeking admission to medical schools and other graduate programs, since February 2025. He has also served as a board member of ComplexCare Solutions, an independent health assessment and member engagement platform, since December 2024, and Inceptua Group, a leading provider of clinical trial supplies and related services, as well as global early access programs, since January 2024. He was a board member of Surgery Partners, Inc. (Nasdaq: SGRY) from September 2015 to December 2019 and Imedex, Inc. from July 2015 to August 2017. Prior to founding VSCP, Mr. Feinstein was the Senior Vice President of Corporate Development, Strategic Planning and Office of the Chief Executive Officer at LabCorp from June 2012 to August 2014. Prior to LabCorp, Mr. Feinstein served as the Managing Director in Equity Research at Barclays Capital/Lehman Brothers for 14 years. Mr. Feinstein is a CFA charterholder and has a B.S. in Business from the Smith School at the University of Maryland. He also completed the Nashville Healthcare Council Fellows program. We believe that Mr. Feinstein’s public company experience, industry knowledge, as well as his leadership experience, make him an appropriate member of our Board.
Thomas Aaron has served as a member of our Board since October 2021. From November 2019 to November 2024, Mr. Aaron served as a member of the board of directors of Cincinnati Financial Corporation (Nasdaq: CINF) and served on CINF’s audit committee and the compensation committee during 2023 and 2024. From November 2019 to November 2024, Mr. Aaron also served as a member of the boards of directors of CINF’s property casualty insurance companies and other subsidiaries. From 2016 to 2017, Mr. Aaron served as Senior Vice President of Finance of Community Health Systems, Inc. (NYSE: CYH). Mr. Aaron was appointed to serve as Executive Vice President and Chief Financial Officer of CYH in May 2017, a position in which he served through December 2019. Prior to joining CYH, Mr. Aaron had a distinguished, 32-year career at Deloitte leading audit and consulting services to, among others, national healthcare organizations. Mr. Aaron is a Certified Public Accountant and holds a B.S. in Accounting from the University of Kentucky. We believe that Mr. Aaron’s leadership experience makes him an appropriate member of our Board.
Kenneth Higgins has served as a member of our Board since October 2021. From April 2021 to December 2025, Mr. Higgins served as the managing director and co-founder of Northborne Partners,

LLC, a middle market-focused mergers and acquisitions advisory firm, where he currently serves as Senior Advisor since January 2026. Previously, Mr. Higgins spent 4.5 years at BMO Capital Markets Corp. (a subsidiary of Bank of Montreal (NYSE: BMO)) from 2016 to 2021. Mr. Higgins received his Bachelor of Business Administration from the University of Michigan School of Business and his Juris Doctor degree from Harvard Law School. We believe that Mr. Higgin’s leadership experience makes him an appropriate member of our Board.
Class III — Directors with Terms Expiring in Fiscal 2027
Michael Doyle is the non-executive Chairman of our Board of Directors. He has served as Managing Partner of Vesey Street Capital Partners since January 2025. Mr. Doyle founded MD Healthcare Partners in 2018 and served as its Chief Executive Officer until December 2024. Previously, Mr. Doyle held several leadership positions, including Chief Executive Officer from 2009 to September 2017, at Surgery Partners, where he led the organization for approximately 15 years and helped to scale it from 3 to over 175 locations. Mr. Doyle has served as Chairman of Orthopedic Solutions Management, a leading orthopedic physician organization, since September 2021. He has also served from August 2019 to August 2025 as Chairman of GastroMD, a leading gastroenterologist organization, and from October 2018 to September 2021 as a member of the board of managers of Elite Body Sculpture, the predecessor of the Company prior to its initial public offering.
Caroline Chu has served as a member of our Board since October 2021. Previously, Ms. Chu spent 16 years at Goldman Sachs Group, Inc. from June 2002 to February 2018. She served as an investment analyst in Equity Research, a public equities investor in Goldman Sachs Principal Strategies and portfolio manager and Managing Director in Goldman Sachs Investment Partners. Ms. Chu also served as Co-Head of Equities and Managing Director for Alwyne Management LP from May 2018 to January 2020. Ms. Chu received her B.S. degrees in Economics and Management Science from the Massachusetts Institute of Technology in 2002. We believe that Ms. Chu’s leadership experience makes her an appropriate member of our Board.
CORPORATE GOVERNANCE
Corporate Governance Highlights
Corporate governance is key to a strong and accountable Board. We strive to adopt practices that will promote the long-term interests of the Company and its stockholders, including the below examples.
✓ Accountability. Our common stock outstanding on the Record Date is entitled to one vote per matter presented to stockholders	✓ Annual Board and Committee Self-Evaluations
✓ Limitation on Management Directors. Our CEO is the only member of management who serves as a director	✓ Annual Named Executive Officer Performance Evaluation by the Compensation Committee of the Board
✓ Six of the seven members of our Board are “independent” under Nasdaq’s definition of independence	✓ “Pay for Performance” Philosophy Drives Executive Compensation
✓ Our Audit and Compensation Committees are each composed entirely of unaffiliated independent directors	✓ Audit Committee Approval Required for Related Party Transactions
✓ Regular Board and Committee Executive Sessions of Independent Directors	✓ No “Poison Pill” (Stockholder Rights Plan)
✓ Separate CEO and Chairman of the Board	✓ Established Whistleblower Policy
✓ Independent Executive Compensation Consultant	✓ Risk Oversight by the Board and the Audit Committee

Board Composition and Election of Directors
Our business and affairs are managed under the direction of our Board. The primary responsibilities of the Board are to provide oversight, strategic guidance, counseling and direction to our management. Our Board meets on a regular basis and additionally as required.
The number of directors is fixed by our Board, subject to the terms of our amended and restated certificate of incorporation, our amended and restated bylaws and our Stockholders Agreement. Our Board consists of seven directors, six of whom qualify as “independent” under the Nasdaq listing standards.
Directors are (except for the filling of vacancies and newly created directorships) elected by the holders of a plurality of the votes cast by the holders of shares present in person or represented by proxy at the meeting and entitled to vote on the election of such directors. Our Board is divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. This classification of our Board may have the effect of delaying or preventing changes in control of our company. Our directors are divided among the three classes as follows:
•
the Class I directors are Yogesh Jashnani and Daniel Sollof;

•
the Class II directors are Adam Feinstein, Kenneth Higgins and Thomas Aaron; and

•
the Class III directors are Michael Doyle and Caroline Chu.

Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation, or removal. No decrease in the number of directors will shorten the term of any incumbent director.
Dennis Dean served as our Chief Financial Officer and Interim Chief Executive Officer until January 7, 2025. On January 7, 2025, the Board appointed Yogesh Jashnani to serve as our Chief Executive Officer and as a member of our Board. Dr. Aaron Rollins served as our Executive Chairman of the Board until he announced his resignation from our Board on November 4, 2025.
In addition, we entered into a stockholders agreement with affiliates of our Sponsor and Dr. Aaron Rollins in connection with our initial public offering (the “Stockholders Agreement”). This agreement grants affiliates of our Sponsor and Dr. Aaron Rollins the right to designate nominees to our Board subject to the maintenance of certain ownership requirements in us. See “Certain Relationships and Related Party Transactions — Stockholders Agreement.”
In accordance with our corporate governance guidelines and subject to the Stockholders Agreement, our independent directors will designate a lead independent director in the event that the Company does not have an independent chairperson of the Board. Our corporate governance guidelines also provide that the independent directors shall meet periodically in executive session but no less than two times per year or whatever minimum has been set by the Nasdaq listing standards.
Director Independence
Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our Board has determined that Caroline Chu, Thomas Aaron, Kenneth Higgins, Daniel Sollof, Michael Doyle, and Adam Feinstein do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under Rule 5605(a) of the Nasdaq listing standards. In making determinations under Rule 5605(d) of the Nasdaq listing standards, our Board considered the current and prior relationships that each non-employee director has with our company, including the fact that Daniel Sollof, Michael Doyle and Adam Feinstein are affiliates of our Sponsor, which owns 43% of our common stock. There are no family relationships among any of our directors or executive officers.
Annual Board and Committee Performance Review
Pursuant to our corporate governance guidelines, the nominating and corporate governance committee is responsible for reporting annually to the Board an evaluation of the overall performance of the Board.

Additionally, the charters of the audit committee, compensation committee, and nominating and corporate governance committees each provide that the respective committee is responsible for performing or participating in an annual evaluation of its performance, the results of which are presented to the Board.
Board Meeting Attendance
During the fiscal year ended December 31, 2025 (“Fiscal 2025”), our Board met 6 times, our audit committee met 4 times, our compensation committee met 5 times and our nominating and corporate governance committee met two times. Each director attended the Board meetings and all of the meetings of the Board committees on which such director served in Fiscal 2025. The Board and its committees also approved certain actions by unanimous written consent in lieu of a meeting.
It is our policy that our directors attend annual meetings of stockholders. All directors attended the 2025 Annual Meeting.
Committees of the Board of Directors
Our Board has an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our Board are described below. Members serve on these committees until their resignation or until as otherwise determined by our Board. Each of the committees operates under its own written charter adopted by the Board, each of which is available on our website at https://investors.airsculpt.com.
Audit Committee
Our audit committee consists of Thomas Aaron, Caroline Chu, and Kenneth Higgins, with Thomas Aaron serving as Chairperson. The composition of our audit committee meets the requirements for independence under current Nasdaq listing standards and SEC rules and regulations. Each member of our audit committee meets the financial literacy requirements of Nasdaq listing standards. In addition, our Board has determined that Thomas Aaron is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933. Our audit committee, among other things:
•
reviews our consolidated financial statements and our critical accounting policies and practices;

•
selects a qualified firm to serve as the independent registered public accounting firm to audit our consolidated financial statements;

•
helps to ensure the independence and performance of the independent registered public accounting firm;

•
discusses the scope and results of the audit with the independent registered public accounting firm and reviews, with management and the independent registered public accounting firm, our interim and year-end results of operations;

•
pre-approves all audit and all permissible non-audit services to be performed by the independent registered public accounting firm;

•
oversees the performance of our internal audit function when established;

•
reviews the adequacy of our internal controls;

•
oversees cybersecurity controls, risks and policies;

•
develops procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•
reviews our policies on risk assessment and risk management; and

•
reviews and approves or disapproves all related party transactions.

Our audit committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of Nasdaq. Our audit committee’s charter is accessible on our website at https://investors.airsculpt.com/corporate-governance/governance.

Compensation Committee
Our compensation committee consists of Caroline Chu, Thomas Aaron, and Kenneth Higgins, with Caroline Chu serving as Chairperson. The composition of our compensation committee meets the requirements for independence under Nasdaq listing standards and SEC rules and regulations. Each member of the compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. The purpose of our compensation committee is to discharge the responsibilities of our Board relating to compensation of our executive officers. Our compensation committee, among other things:
•
reviews, approves and determines, or makes recommendations to our Board regarding, the compensation of our executive officers;

•
administers our stock and equity incentive plans;

•
reviews and approves, or makes recommendations to our Board regarding, incentive compensation and equity plans; and

•
establishes and reviews general policies relating to compensation and benefits of our employees.

Our compensation committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of Nasdaq. Our compensation committee’s charter is accessible on our website at https://investors.airsculpt.com/corporate-governance/governance. The charter provides that the compensation committee may, in its sole discretion and at the expense of the Company, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.
To assist the compensation committee in meeting its responsibilities, the compensation committee engaged Haigh & Co. (“Haigh”) as its independent outside compensation consultant to regularly provide executive compensation market analysis and insight, with respect to our executive officers. Haigh only provides services to the compensation committee with respect to executive and director compensation and does not provide any other services to the Company.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Kenneth Higgins and Daniel Sollof, with Kenneth Higgins serving as Chairperson. The composition of our nominating and corporate governance committee meets the requirements for independence under Nasdaq listing standards and SEC rules and regulations. Our nominating and corporate governance committee, among other things:
•
identifies, evaluates and selects, or makes recommendations to our Board regarding, nominees for election to our Board and its committees;

•
evaluates the performance of our Board and of individual directors;

•
considers and makes recommendations to our Board regarding the composition of our Board and its committees;

•
reviews developments in corporate governance practices;

•
evaluates the adequacy of our corporate governance practices and reporting; and

•
develops and makes recommendations to our Board regarding corporate governance guidelines and matters.

The nominating and corporate governance committee operates under a written charter that satisfies the applicable listing requirements and rules of Nasdaq. Our nominating and corporate governance committee’s charter is accessible on our website at
https://investors.airsculpt.com/corporate-governance/governance.

Role of Board of Directors in Risk Oversight Policy
Our Board has responsibility for the oversight of our risk management processes and, through the audit committee, regularly discusses with management and the auditors, as appropriate, (i) the Company’s guidelines and policies with respect to financial risk management and financial risk assessment, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures and (ii) management risks relating to data privacy, technology and information security, including cyber security and back-up of information systems, and the steps the Company has taken to monitor and control such exposures. The compensation committee is responsible for reviewing the Company’s practices and policies of employee compensation as they relate to risk management and risk-taking incentives in order to determine whether such compensation policies and practices are reasonably likely to have a material adverse effect on the Company. Additionally, the risk oversight process includes receiving regular reports from our Board committees and members of senior management to enable our Board to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, cybersecurity, strategic and reputational risk.
Insider Trading Policy
Our Insider Trading Policy, adopted in November 2021 and most recently amended in March 2025, expressly prohibits our employees, designated consultants, officers and directors, and the related persons of each of the foregoing, who know or have access to material information regarding the Company that has not been fully disclosed to the public from (i) trading in Company securities or engaging in transactions in securities of another company with which the Company conducts business, such as a customer, partner, or supplier, if they are in possession of or otherwise aware of material information relating to such other company obtained in course of employment with, or services performed on behalf of, the Company (ii) purchasing Company securities on margin or holding Company securities in a margin account at any time, (iii) pledging Company securities as collateral for a loan, (iv) engaging in hedging or monetization transactions with respect to Company securities, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds, and (v) trading in derivative securities related to our Company securities, which includes publicly traded call and put options. Our Insider Trading Policy also provides that the Company will not effect transactions in respect of its securities, or adopt any securities repurchase plans, when it is in possession of material nonpublic information concerning the Company, other than in compliance with applicable law.
Code of Business Conduct and Ethics
Our Board has adopted a Code of Business Conduct and Ethics applicable to our directors, officers and employees. The Code of Business Conduct and Ethics is accessible on our website at https://investors.airsculpt.com/corporate-governance/governance. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver, including any implicit waiver, from a provision of the Code of Business Conduct and Ethics to our officers, we will disclose the nature of such amendment or waiver on that website or in a report on Form 8-K.
Commitment to Sustainability
We are committed to being a strong corporate citizen and our value of operating with integrity is core to our long-term success. We believe that ensuring the sustainability of our Company drives long-term value for our stockholders. As stewards of long-term enterprise value, the Board is committed to overseeing the sustainability of the Company. The compensation committee promotes a culture of inclusion within our teams, which contributes to our ability to attract, retain, develop and motivate talent both at the executive level and throughout the organization. We will continue to consider diversity as part of the nominating and corporate governance committee’s deliberations on potential appointments and included in the Board’s process for succession planning, including within our Board refreshment plans and part of our annual evaluation of Board effectiveness and composition.

Corporate Governance Guidelines
We believe that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. Our Board has adopted a set of corporate governance guidelines to set clear parameters for the operation of our Board. Our corporate governance guidelines are available on our website at https://investors.airsculpt.com/corporate-governance/governance.
Director Nomination Process
The nominating and corporate governance committee recommends, and our Board nominates, candidates to stand for election as directors. The nominating and corporate governance committee has the authority to engage search firms for the purpose of identifying highly qualified director candidates, for which such firms would be paid a fee. Stockholders may also nominate persons to be elected as directors in accordance with our bylaws and applicable law, as described under “Additional Information — Requirements for Stockholder Proposals to be Brought Before an Annual Meeting.”
Board Membership Criteria
It is the policy of our Board that directors should possess strong personal and professional ethics, integrity, and values; be business savvy and genuinely interested in the Company; and be committed to representing the long-term interests of our stockholders. Our goal is a balanced and diverse Board, with members whose skills, background and experience are complementary and, together, cover the spectrum of areas that impact our business. In reviewing any candidates for director nomination, our Board and nominating and corporate governance committee will consider candidates who reflect diverse backgrounds.
Communications with Directors
Stockholders wishing to communicate with the Board may do so by writing to the Board or to the non-employee members of the Board as a group, at:
AirSculpt Technologies, Inc.
1111 Lincoln Road, Suite 802
Miami Beach, Florida 33139
Attention: Secretary
The communication must prominently display the legend “BOARD COMMUNICATION” in order to indicate to the Chief Financial Officer that it is a communication for the Board. Upon receiving such a communication, the Chief Financial Officer will promptly forward the communication to the relevant individual or group to which it is addressed. Certain items that are unrelated to the Board’s duties and responsibilities may be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. The Chief Financial Officer will not forward any communication determined in his or her good faith belief to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable.

PROPOSAL NO. 2:
Ratification of Independent Registered Public Accounting Firm
The audit committee of the Board has appointed Grant Thornton as our independent registered public accounting firm for Fiscal 2026. We are asking our stockholders to ratify this appointment.
SEC regulations and the Nasdaq listing standards require our audit committee to engage, retain, and supervise our independent registered public accounting firm. Our audit committee annually reviews our independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. Although stockholder ratification is not required by applicable law nor by our bylaws, we are submitting our selection of Grant Thornton as our independent registered public accounting firm as a matter of good corporate governance.
We expect that representatives of Grant Thornton will be present at the meeting, that the representatives will have the opportunity to make a statement if they so desire, and that they will be available to respond to appropriate questions.
Grant Thornton has served as our independent registered public accounting firm since 2018.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Pursuant to the audit committee charter, the audit committee is responsible for the oversight of our accounting, reporting, and financial practices. The audit committee has the responsibility to select, appoint, engage, oversee, retain, evaluate, and terminate our external auditors; pre-approve all audit and non-audit services to be provided, consistent with all applicable laws, to us by our external auditors; and establish the fees and other compensation to be paid to our external auditors. During 2025, the audit committee pre-approved all audit and permitted non-audit services provided by Grant Thornton.
Principal Accountant Fees and Services
The following sets forth fees billed by Grant Thornton for the audit of our annual financial statements and other services rendered for the fiscal years ended December 31, 2025 and December 31, 2024:
	Fiscal year ended December 31,
	2025	2024
Audit fees(1)	$775,780	$509,370
Audit-related fees	—	—
Tax fees(2)	—	—
All other fees	—	—
Total fees	$775,780	$509,370

(1)
“Audit fees” include fees for professional services rendered for the audit of our consolidated financial statements, reviews of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Grant Thornton in connection with the financial statement audit, including comfort letters and consents.

(2)
“Tax fees” include fees for tax compliance and advice.

The Board recommends a vote FOR the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for Fiscal 2026.

EXECUTIVE COMPENSATION
This section provides an overview of the compensation of our principal executive officer and our next two most highly-compensated executive officers for Fiscal 2025. We refer to these individuals as our named executive officers. Our named executive officers for Fiscal 2025 were:
•
Dr. Aaron Rollins, our former Executive Chairman of the Board;

•
Yogesh Jashnani, our Chief Executive Officer; and

•
Dennis Dean, our former interim Chief Executive Officer and former Chief Financial Officer.

Summary Compensation Table
The following table sets forth the compensation awarded to, earned by or paid to our named executive officers (“NEOs”) in respect of their service to us during Fiscal 2025 and the fiscal year ended December 31, 2024 (“Fiscal 2024”).
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(2)	Special Cash Bonus ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Dr. Aaron Rollins(1) Former Executive Chairman	2025	465,971	849,053	—	—	28,799	1,343,396
	2024	875,000	2,255,856	—	—	125,636	3,256,492
Yogesh Jashnani(4) Chief Executive Officer	2025	660,513	3,917,591	262,500	140,000	—	4,980,604
Dennis Dean(5) Former Interim Chief Executive Officer and Former Chief Financial Officer	2025	452,083	424,526	—	—	2,514	879,123
	2024	500,000	644,540	—	—	9,532	1,154,072

(1)
Dr. Rollins served as the Company’s Executive Chairman of the Board until November 4, 2025.

(2)
Amounts in this column for 2025 and 2024 represent the grant date fair value, as determined in accordance with FASB ASC Topic 718, of equity awards granted pursuant to the Company’s 2021 Equity Incentive Plan (the “2021 Plan”). These awards for Messrs. Rollins and Dean, were made in connection with our annual executive long term compensation program made up of 50% restricted stock unit awards (“RSUs”) and 50% performance-based restricted stock unit awards (“PSUs”). Mr. Jashnani’ award, made in connection with our annual executive long term compensation program, was made up of 54% RSUs and 46% PSUs. Each of the annual performance-based restricted stock unit awards are earned based on achievement of a relative Total Shareholder Return (“rTSR”) target as compared to a specified peer company group. Mr. Jashnani’s initial sign-on grant includes RSUs with a grant date value of $1.0 million and PSUs with a target grant date value of $1.333 million and which are earned based on stock price performance. Dr. Rollins’ stock awards granted in 2025 were forfeited upon his resignation on November 4, 2025. For purposes of this summary, the Company assumes the market-based PSUs will be issued at 100% of the units within the range of 0% to 200%.

(3)
Amounts shown in the “All Other Compensation” column represent two components: (i) surgical related service fees in the amount of $20,000 and $119,000 for 2025 and 2024, respectively, paid to Dr. Rollins for surgical procedures he performed; and (ii) dividend payments in the amount of $8,799, to Dr. Rollins and $2,514 to Mr. Dean in 2025, received as a result of the shareholder dividend made by the company in 2022, pursuant to the Company’s 2021 Equity Incentive plan with respect to the treatment of RSUs.

(4)
Mr. Jashnani was appointed as the Company’s Chief Executive Officer on January 7, 2025.

(5)
Mr. Dean served as the Company’s Interim Chief Executive Officer until January 7, 2025 and as the Company’s Chief Financial Officer until January 5, 2026.

Narrative Disclosure to Summary Compensation Table
Annual Base Salary
Each named executive officer’s base salary is a fixed component of compensation for each year for performing specific job duties and functions. The 2025 annual base salaries for our named executive officers are reflected in the “Summary Compensation Table” above.
Non-Equity Incentive Compensation
In addition to their annual base salary, our named executive officers are eligible for an annual cash performance bonus for each fiscal year based upon achievement of our performance targets, as determined by our Board in its sole and absolute discretion. For Fiscal 2025, Dr. Rollins, Mr. Jashnani, and Mr. Dean were eligible to earn a target annual incentive cash compensation of 80%, 80%, and 60%, respectively, of their annual base salary based on annual revenue and annual EBITDA performance. In March of 2025, our Board approved the 2025 budgeted EBITDA target of $20.8 million and budgeted revenue target of $182.1 million. For the 2025 performance period, our EBITDA was $12.5 million and our revenue was $151.8 million. As a result of our performance versus company objectives, no bonus was earned by each named executive officer against these targets. For Fiscal 2025, Dr. Rollins, Mr. Jashnani, and Mr. Dean were eligible to earn a target annual incentive cash compensation of 20%, 20%, and 20% of their annual base salary, respectively, upon successfully prepaying $10 million in debt by June 2025. For the 2025 performance period, that target was achieved. As a result, Mr. Jashnani was paid $140,000, representing the 20% target portion of his annual base salary. Messrs. Rollins and Dean did not receive a cash bonus related to the achieved debt prepayment target because they were no longer employed in their respective executive roles when the Board determined the incentive compensation.
Annual Equity Awards
We awarded RSUs and PSUs to each of Dr. Rollins, Mr. Jashnani, and Mr. Dean (the “Annual Awards”) in Fiscal 2025 from our 2021 Equity Incentive Award Plan. The Annual Awards for Dr. Rollins and Mr. Dean were 50% in the form of RSUs and 50% in the form of PSUs. Mr. Jashnani’s were 54% in the form of RSUs and 46% in the form of PSUs. The number of RSUs granted to Dr. Rollins, Mr. Jashnani, and Mr. Dean in connection with their Annual Awards cover 157,232 shares of our common stock, 292,589 shares of our common stock and 78,616 shares of our common stock, respectively. The RSUs vest one-third annually over the first three anniversaries of the date of grant, subject to continued employment on such date, except as otherwise described under “Potential Payments and Benefits upon Termination or Change in Control” below.
For Dr. Rollins, Mr. Jashnani, and Mr. Dean, the number of PSUs granted to them in connection with their 2025 Annual Awards cover 157,232 shares of our common stock, 249,111 shares of our common stock and 78,616 shares of our common stock, respectively. The PSUs vest based on the Company’s total shareholder return relative to a specified peer group (the “rTSR”). Based on the rTSR, the awards can settle in shares in a range of 0% to 200% of the target units. Vesting of the PSUs is subject to continued employment until the end of the performance period, except as otherwise described under “Potential Payments and Benefits upon Termination or Change in Control” below. Upon a change in control (as defined in the 2021 Plan), the performance conditions underlying the PSUs are deemed satisfied at target and the PSUs remain subject solely to time-based vesting over the remainder of the three year performance period, subject to continued service on such date except as otherwise described under “Potential Payments and Benefits upon Termination or Change in Control” below.
Mr. Jashnani also received a sign-on equity award pursuant to his employment agreement. See “Employment Agreements” for a discussion of the employment agreement between Mr. Jashnani and the Company for further details.
Benefits
All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, and vision, in each case on the same basis as all of our other employees, except that we pay for the full cost of premiums of such benefits for our named executive officers. We generally do not provide perquisites or personal benefits to our named executive officers.
Employment Agreements
Employment Agreement with Mr. Jashnani
On December 17, 2024, the Company appointed Yogesh Jashnani to serve as Chief Executive Officer of the Company and entered into an employment agreement with Mr. Jashnani, effective January 7, 2025 (previously filed as Exhibit 10.1 of the Company’s Current Report on Form 8-K (file no. 001-40973), filed with the SEC on December 17, 2024) (the “Jashnani Employment Agreement”).
The Jashnani Employment Agreement provides that Mr. Jashnani will receive a base salary of $700,000, which may be reviewed annually and may be increased, but not decreased, without his consent. The Jashnani Employment Agreement also provides that Mr. Jashnani is eligible to receive an annual performance-based cash bonus with a target annual incentive of 100% of base salary, which incentive is earned based on the achievement of performance targets, as determined annually by our Board. Any annual bonus, to the extent earned, is paid in a lump sum.
The Jashnani Employment Agreement also provided a sign-on cash bonus payment of $262,500, with $150,000 paid in conjunction with the first regular pay period following the effective date of his employment, and the remainder paid when annual bonuses are paid to the Company’s executive officers, and a sign-on equity award with a grant value of $2,333,333, consisting of RSUs with a grant date value of $1,000,000 (vesting annually over three years) and of PSUs with a target grant date value of $1,333,333 (eligible to vest over a three-year performance period based on stock price appreciation targets). Further, in the event that the Company requires Mr. Jashnani to relocate his principal office location to the Company’s principal office, Mr. Jashnani shall be entitled to receive a subsidy for relocation costs up to a maximum of $175,000.
Under the Jashnani Employment Agreement, Mr. Jashnani is also eligible to participate in the Company’s 2021 Equity Incentive Plan, with a 2025 annual equity award having a grant date value of 200% of Mr. Jashnani’s annual base salary on terms substantially similar to the Company’s other executive officers, subject to the terms and conditions of the applicable grant agreement and the approval of the Board.
Employment Agreement with Mr. Dean
On October 5, 2021, the Company entered into an Amended and Restated Employment Agreement with Mr. Dean in connection with our initial public offering (the “Amended and Restated Employment Agreement”), which agreement became effective upon completion of the Company’s initial public offering. The Amended and Restated Employment Agreement applied with respect to all of the compensation disclosed for Mr. Dean in the “Summary Compensation Table” above. No severance amounts were paid to Mr. Dean in connection with his termination of services as the Company’s Chief Financial Officer on January 5, 2026.
Employee Covenants Agreements
We entered into an Employee Covenants Agreement with Dr. Rollins dated as of October 2, 2018 (the “Rollins Covenants Agreement”), which agreement includes customary confidentiality and non-disparagement provisions, as well as provisions relating to assignment of inventions. On October 5, 2021, we entered into an amendment to the Rollins Covenants Agreement, which became effective upon completion of our initial public offering. The Rollins Covenants Agreement, as amended, also includes non-competition and non-solicitation of employees and customers provisions that run during Dr. Rollins’ employment with the Company and for a period of twelve months after termination of employment.
We also entered into an Employee Covenants Agreement with Mr. Jashnani dated as of December 6, 2024, which includes customary confidentiality, non-disparagement, non-competition and non-solicitation of employees and customers provisions, as well as provisions relating to the assignment of inventions.

Outstanding Equity Awards at Fiscal Year-End
As of December 31, 2025, our named executive officers held outstanding equity-based awards of the Company as listed in the table below. For purposes of this summary, the Company assumes the market-based PSUs will be issued at 100% of the units within the range of 0% to 200%.
	Stock Awards
Name	Grant Date	Number of Shares or Units That Have Not Yet Vested (#)(1)	Market Value of Shares or Units That Have Not Yet Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units That Have Not Vested ($)(2)
Dr. Aaron Rollins(4) Former Executive Chairman		—	—	—	—
Yogesh Jashnani Chief Executive Officer	01/07/2025	165,290	327,274	164,289	325,292
	03/18/2025	292,589	579,326	249,111	493,240
Dennis Dean(5) Former Chief Financial Officer	03/14/2023	14,078	27,874	42,230	83,615
	02/20/2024	25,931	51,343	38,897	77,016
	03/18/2025	78,616	155,660	78,616	155,660

(1)
Includes RSU awards granted on March 14, 2023, February 20, 2024 and March 18, 2025 that vest in three equal installments one, two and three years after grant date. Also includes 165,290 RSUs associated with an initial sign-on grant issued on January 7, 2025 pursuant to Mr. Jashnani’s Employment Agreement.

(2)
Based on the closing sale price of AirSculpt common stock on NASDAQ of $1.98 per share on December 31, 2025.

(3)
Includes PSU awards granted on March 14, 2023, February 20, 2024, and March 18, 2025, which vest based on achievement of a relative total shareholder return, as described under “Annual Equity Awards” above. Also includes 164,289 PSUs associated with an initial sign-on grant issued on January 7, 2025 pursuant to Mr. Jashnani’s Employment Agreement.

(4)
Dr. Rollins resigned from the Company effective November 4, 2025. In connection with his resignation, all of his outstanding and unvested equity awards were forfeited in accordance with the terms of the 2021 Equity Incentive Plan and his award agreements.

(5)
Mr. Dean served as the Company’s Interim Chief Executive Officer until January 7, 2025 and as the Company’s Chief Financial Officer until January 5, 2026.

Potential Payments and Benefits upon Termination or Change in Control
The Employment Agreements provide for certain severance payments in connection with our NEO’s termination of employment under certain circumstances. In addition, as discussed under “Annual Equity Awards” our 2021 Equity Incentive Award Plan and the award agreements thereunder may provide for certain special treatment of equity incentive awards upon a change in control of the company or upon an NEO’s termination under certain circumstances. No severance benefits are being paid to Dr. Rollins following his resignation from the Company or to Mr. Dean as a result of stepping down as Chief Financial Officer.
Compensation Clawback Policy Analysis
As previously described in our 2025 Annual Report on Form 10-K, the Company identified a material weakness related to controls over the accounting for leases, which resulted in errors in the measurement and presentation of right-of-use assets and lease liabilities and required revision of previously issued financial statements (the “Revision”). Our Board adopted a policy for the recovery of erroneously awarded compensation effective as of October 2, 2023 (the “Compensation Clawback Policy”), which requires our Board or, if so designated by our Board, a committee of our Board comprised of independent directors, to take action to recover erroneously received Incentive-based Compensation from Covered Executives (each as defined in the Compensation Clawback Policy) in the case of accounting restatements resulting from a material error in our financial statements or material noncompliance with financial reporting requirements under the federal securities laws. The Revision required a recovery analysis of Incentive-based Compensation received by Covered Executives pursuant to our Compensation Clawback Policy. For purposes of our Compensation Clawback Policy, Incentive-based Compensation is deemed to have been received during the fiscal period in which the Financial Reporting Measure (as defined in the Compensation Clawback Policy) specified in the Incentive-based Compensation award is attained, even if such Incentive-based Compensation is paid or granted after the end of such fiscal period. A copy of our Compensation Clawback Policy is filed as Exhibit 97 to our 2025 Annual Report on Form 10-K.
Pursuant to Rule 10D-1(b) of the Exchange Act, Nasdaq Listing Rule 5608, and the Compensation Clawback Policy, the Company conducted a recovery analysis of Incentive-based Compensation received by the Covered Executives and subject to recovery, to ascertain whether any recovery was required as a result of the Revision. Upon review of the Company’s restated financial statements and of the Incentive-based Compensation awards by which the Company compensated its Covered Executives during the relevant performance period, the Compensation Committee concluded that no recovery was required under the Compensation Clawback Policy in connection with the Revision because the Revision did not impact any of the Financial Reporting Measures specified in the Incentive-based Compensation awards by which the Company compensated its Covered Executives during the relevant performance period.

DIRECTOR COMPENSATION
The following table sets forth the compensation awarded to, earned by or paid to the non-employee members of our Board in respect of their service to our Board during our Fiscal 2025. Other than as set forth in the table below, we did not pay any compensation to any of the members of our Board for Fiscal 2025.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Thomas Aaron	—	150,000	—	150,000
Caroline Chu	—	150,000	—	150,000
Kenneth Higgins	—	150,000	—	150,000

(1)
The Board determined that, for fiscal year 2025, non-employee directors would not be paid a cash retainer. In addition, any director who is an officer of the Company and any director who is nominated by Vesey Street Capital Partners, L.L.C., including Messrs. Doyle, Feinstein and Sollof, did not receive any AirSculpt director compensation.

(2)
The amounts in this column represent the grant date fair value, as determined in accordance with FASB ASC Topic 718, of awards of restricted stock units granted under the 2021 Plan. Aggregate restricted stock unit awards outstanding as of December 31, 2025 are 58,594 for each of Mr. Aaron, Ms. Chu, and Mr. Higgins.

Narrative to Director Compensation Table
In connection with our initial public offering, we adopted a formal policy governing the compensation of our non-employee directors providing for cash and stock-based compensation. Given the challenges facing the Company, the Board suspended paying cash fees to non-employee directors for Fiscal 2025. Any director who also serves as an employee receives no additional compensation for services as a director or as a member of a committee of our Board. Each non-employee director (other than Michael Doyle, Adam Feinstein and Daniel Sollof, who are not compensated for their service as directors) is eligible to receive an annual RSU grant at each annual meeting of our stockholders that vests upon the earlier of (i) the first anniversary of the date of grant or (ii) the day prior to our next annual meeting of stockholders. By completing a deferral election in the year prior to the annual RSU grant, each director may elect to defer all, or a portion, of the RSUs granted to such director in the following year. Settlement of such RSUs may be deferred until the director’s separation from service or a date specified at the time of such election. For Fiscal 2025, we granted 175,782 RSUs under the 2021 Plan to our non-employee directors, which RSUs will vest on May 7, 2026, subject to each non-employee director’s continued service through such date.
Compensation Committee Interlocks and Insider Participation
All compensation and related matters are reviewed by our compensation committee. None of the members of our compensation committee is or has at any time during the past year been an officer or employee of ours. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or compensation committee.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
We do not grant stock options, stock appreciation rights, or similar option-like instruments and, as such, do not have any policy or practice in place on the timing of awards of options, stock appreciation rights, or similar option-like instruments in relation to the disclosure of material non-public information. If in the future we anticipate granting stock options, stock appreciation rights, or similar option-like instruments, we may establish a policy regarding how the board of directors determines when to grant such awards and how the board of directors or the compensation committee will take material nonpublic information into account when determining the timing and terms of such awards.

EXECUTIVE OFFICERS
Below is a list of the names, ages, positions, and a brief account of the business experience of the individuals who serve as our executive officers as of March 13, 2026.
Name	Age	Position
Yogesh Jashnani(1)	44	Chief Executive Officer and Director
Michael Arthur	39	Chief Financial Officer
Brent Wadman	53	General Counsel

(1)
See “Board of Directors” for a description of Yogesh Jashnani’s experience.

Michael Arthur has served as our Chief Financial Officer since January 5, 2026. Prior to joining the Company, Mr. Arthur served as the Chief Financial Officer of Inspirato Incorporated from October 2024 to January 2026, and as Senior Vice President, Finance, and Vice President of FP&A and Treasury, of Inspirato Incorporated from February 2023 to September 2024. In prior roles, Mr. Arthur served as Vice President of Finance and Strategy of CSC Generation from June 2022 to January 2023, and as Senior Director, Corporate Strategy and Market Intelligence, and Director, Corporate Strategy and Corporate Development, of VFCorporation from January 2020 to May 2022. Mr. Arthur received his B.S.B.A. and M.A. from the University of North Carolina Kenan-Flagler Business School, and he is a certified public accountant (State of North Carolina, 2013 – present) and chartered financial analyst (charter holder, 2017 – present).
Brent Wadman has served as our General Counsel since February 13, 2026. Prior to joining the Company, Mr. Wadman served as General Counsel of Inspirato Incorporated from May 2024 to February 2026. He previously served as a partner at Messner Reeves LLP from July 2018 until March 2022 and as general counsel for Stillwater Mining Company from March 2014 until March 2017. Mr. Wadman brings extensive experience advising companies and boards on corporate, securities, transactional, and operational matters. He received his bachelor’s degree in Anthropology from the University of North Carolina at Wilmington and a Juris Doctorate from the University of Tulsa College of Law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
Beneficial Ownership
The following table sets forth information regarding the beneficial ownership of our common stock as of March 13, 2026 by (i) each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock, (ii) each of our directors and named executive officers, and (iii) all of our directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. To our knowledge, except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws.
Applicable percentage ownership is based on 70,486,528 shares of common stock outstanding as of March 13, 2026. RSUs that may vest and settle within 60 days of March 13, 2026 are deemed to be outstanding and to be beneficially owned by the person holding the RSUs for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address for each listed stockholder is: 1111 Lincoln Road, Suite 802, Miami Beach, Florida 33139.
	Common Stock beneficially owned
Name and address of beneficial owner	Number	Percentage
5% stockholders:
Dr. Aaron Rollins	14,721,062	20.9%
Entities affiliated with Vesey Street Capital Partners, L.L.C.(1)(2)	30,324,180	43%
Thrivent Financial for Lutherans(3)	5,346,130	7.6%
Parian Ulteria LP(4)	5,988,585	8.5%
Jorey Chernett(5)	6,781,811	9.6%
Directors and named executive officers:
Yogesh Jashnani(6)	191,507	*
Michael Arthur	—	*
Brent Wadman	—	*
Dennis Dean(7)	542,043	*
Dr. Aaron Rollins(8)	14,721,062	20.9%
Adam Feinstein(1)	30,324,180	43%
Daniel Sollof	—	*
Caroline Chu(9)(11)	176,780	*
Thomas Aaron(9)(10)(11)	176,580	*
Kenneth Higgins(9)(10)(11)	173,780	*
Michael Doyle	375,934	*
All executive officers and directors as a group (8 persons)(12)	31,418,761	44.6%

*
Represents less than 1%.

(1)
Consists of 14,038,819 shares of common stock held directly by VSCP EBS Aggregator, L.P., a Delaware limited partnership (“VSCP EBS”), 4,523,899 shares of common stock held directly by Vesey Street Capital Partners Healthcare Fund-A, L.P., a Delaware limited partnership (“VSCP Health Fund A”), and 11,761,462 shares of common stock held directly by EBS Aggregator Blocker Holdings, LLC, a Delaware limited liability company (“Aggregator Blocker Holdings”). Mr. Feinstein serves as managing partner of Vesey Street Capital Partners, L.L.C., a Delaware limited liability company (“VSCP Fund”), which is the general partner of Vesey Street Capital Partners Healthcare GP, L.P., a Delaware limited partnership, which serves as the general partner of VSCP EBS and VSCP Health Fund A and the manager of Aggregator Blocker Holdings. The address for Mr. Feinstein, VSCP EBS, VSCP Health Fund A, VSCP Health GP, Aggregator Blocker Holdings and VSCP Fund is c/o Adam Feinstein, 412 West 15th Street, 2nd Floor, New York, NY 10013.
(2)
Shares voting power and investment power of the 11,761,462 shares of common stock with investors in EBS Aggregator Blocker Holdings, LLC.

(3)
Thrivent Financial for Lutherans is located at 901 Marquette Avenue, Suite 2500, Minneapolis, MN 55402.

(4)
Parian Ulteria LP is located at PO Box 2613, Telluride, CO 81435.

(5)
Jorey Chernett is located at 6222 Indianwood Trail, Bloomfield Hills, MI 48301.

(6)
Includes 97,529 shares of common stock issuable within 60 days of March 13, 2026 pursuant to restricted stock units.

(7)
Mr. Dean served as the Company’s Chief Financial Officer until January 5, 2026.

(8)
Dr. Rollins served as the Company’s Executive Chairman until November 4, 2025.

(9)
Includes 58,594 shares of common stock issuable within 60 days of March 13, 2026 pursuant to restricted stock units.

(10)
Includes 29,762 restricted stock units issued to the holder on May 10, 2023, which were deferred pursuant to a Non-Employee Director Restricted Stock Unit Deferral Election, the underlying shares of which could be settled in stock within 30 days upon the holder’s resignation as a director of the Company, without the need to satisfy any additional vesting requirements.

(11)
Includes 26,087 restricted stock units issued to the holder on May 7, 2024, which were deferred pursuant to a Non-Employee Director Restricted Stock Unit Deferral Election, the underlying shares of which could be settled in stock within 30 days upon the holder’s resignation as a director of the Company, without the need to satisfy any additional vesting requirements.

(12)
Dr. Rollins and Mr. Dean are excluded from this total as they were not executive officers of the Company on March 13, 2026.

Equity Compensation Plan Information
The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2025. For purposes of this summary, the Company assumes the market-based PSUs will be issued at 100% of the units within the range of 0% to 200%.
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights(2) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	2,419,130	$0	4,721,771
Equity compensation plans not approved by security holders	—	—	—
Total	2,419,130	$0	4,721,771

(1)
Total reflects outstanding stock options, RSUs and PSUs granted pursuant to our 2021 Equity Incentive Plan as of December 31, 2025. The number of shares of common stock reserved for issuance under the 2021 Plan will automatically increase on January 1 of each year, beginning on January 1, 2023, and continuing through and including January 1, 2031, by four percent (4%) of the aggregate number of shares of common stock issued and outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board prior to the applicable January 1.

(2)
The weighted-average exercise price of outstanding options, warrants and rights is $0 because there are no outstanding options and the outstanding RSUs and PSUs have no exercise price.

Section 16(a) Reporting
Section 16(a) of the Exchange Act requires that our directors, executive officers, and persons who beneficially own more than 10% of our common stock file reports with the SEC relating to their initial beneficial ownership of our securities and any subsequent changes. These reports are commonly referred to as Form 3, Form 4 and Form 5 reports.
Based solely on a review of the copies of such forms in our possession, and on written representations from the reporting persons, we believe that all of these reporting persons complied with their filing requirements on a timely basis for the fiscal year ended December 31, 2025.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Management Services Agreements and Continuity Agreements
We have entered into MSAs with Elite Body Sculpture, PC (California), EBS Florida, PLLC, EBS Minnesota, LLC, Madison Avenue Medical PLLC (New York) (the “New York Professional Association”), EBS Tennessee, PLLC, EBS — Texas, PLLC, EBS Utah, LLC, EBS Virginia, LLC, and EBS Washington, PLLC. Each of these Professional Associations is owned by Dr. Aaron Rollins. Dr. Aaron Rollins does not receive any additional compensation as a result of his ownership interest in these Professional Associations.
In July 2020, we entered into an MSA with EBS Arizona, LLC, which is owned by Dr. Aaron Rollins’ father, Dr. Arlen J. Rollins. Pursuant to this MSA, during Fiscal 2025 and Fiscal 2024, Dr. Arlen J. Rollins received compensation of $48,000 and $48,000, respectively, for his role as medical director of our center located in Scottsdale, Arizona.
In connection with each of the MSAs, we entered into Continuity Agreements with Dr. Aaron Rollins and Dr. Arlen J. Rollins provided that, because of limitations under New York law, there is no Continuity Agreement in place with respect to the New York Professional Association.
Stockholders Agreement
In connection with our initial public offering, we entered into the Stockholders Agreement, which requires us to, among other things, nominate a number of individuals designated by affiliates of our Sponsor for election to the Board at any meeting of our stockholders (each a “Sponsor Director”) such that, upon the election of each such individual, and each other individual nominated by or at the direction of our Board or a duly-authorized committee of the Board, as a director of our Company, and taking into account any director continuing to serve without the need for re-election, the number of Sponsor Directors serving as directors of our Company will be equal to:
•
if affiliates of our Sponsor together beneficially own 25% or more of our outstanding shares of common stock, two Sponsor Directors; and

•
if affiliates of our Sponsor together beneficially own 10 % or more, but less than 25%, of our outstanding shares of common stock, one Sponsor Director.

For so long as the Stockholders Agreement remains in effect, Sponsor Directors may be removed only with the consent of our Sponsor. In the case of a vacancy on our Board created by the removal or resignation of a Sponsor Director, the Stockholders Agreement requires us to nominate an individual designated by affiliates of our Sponsor for election to fill the vacancy. Additionally, for so long as affiliates of our Sponsor hold at least 25% of our outstanding shares of common stock, we must take all necessary action to ensure that the number of directors serving on our Board will not exceed eight without the consent of affiliates of our Sponsor. Further, for so long as affiliates of our Sponsor are entitled to designate two Sponsor Directors for election to our Board, we are required to take all necessary action to cause the chairperson of our Board to be an individual chosen by affiliates of our Sponsor.
Additionally, the Stockholders Agreement grants Dr. Aaron Rollins the right to nominate one director (the “Rollins Director”) to our Board for so long as Dr. Aaron Rollins beneficially owns 10% or more of our outstanding shares of common stock. For so long as the Stockholders Agreement remains in effect, the Rollins Director may be removed only with the consent of Dr. Aaron Rollins. In the case of a vacancy on our Board created by the removal or resignation of the Rollins Director, the Stockholders Agreement requires us to nominate an individual designated by Dr. Aaron Rollins for election to fill the vacancy.
On July 30, 2024, the Company, Sponsor and Dr. Rollins entered into an amendment to the Stockholders Agreement, which provides that the Board and any committee thereof shall have no obligation to recommend a Sponsor Director or a Rollins Director for election to the Board at a meeting of stockholders called for the purpose of electing directors if the Board or such committee, in exercising its fiduciary duties to the Company and its stockholders, does not believe that such Sponsor Director or Rollins Director should be elected to the Board.

The Stockholders Agreement also requires us to obtain customary director indemnity insurance and enter into indemnification agreements with the Sponsor Directors and the Rollins Director.
Registration Rights Agreement
In connection with our initial public offering, we entered into a registration rights agreement with our Sponsor and Dr. Aaron Rollins. The registration rights agreement provides our Sponsor and Dr. Aaron Rollins with certain demand registration rights, including shelf registration rights, in respect of any shares of our common stock held by it, subject to certain conditions. In addition, in the event that we register additional shares of common stock for sale to the public, we will be required to give notice of such registration to our Sponsor and Dr. Aaron Rollins, and, subject to certain limitations, include shares of common stock held by them in such registration. The agreement includes customary indemnification provisions in favor of our Sponsor and Dr. Aaron Rollins, any person who is or might be deemed a control person (within the meaning of the Securities Act and the Exchange Act) and related parties against certain losses and liabilities (including reasonable costs of investigation and legal expenses) arising out of or based upon any filing or other disclosure made by us under the securities laws relating to any such registration.
Indemnification of Officers and Directors
We are party to indemnification agreements with each of our officers and directors. The indemnification agreements provide the officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under Delaware law. Additionally, we may enter into indemnification agreements with any new directors or officers that may be broader in scope than the specific indemnification provisions contained in Delaware law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our officers and directors pursuant to the foregoing agreements, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.
Limited Guarantee
On March 12, 2025, in connection with the Third Amendment, the Company, SVB and our Sponsor (through certain affiliated entities) entered into a limited guarantee (the “Limited Guarantee”), pursuant to which our Sponsor agreed to provide a $10.0 million guaranty of the Company’s obligations under the Credit Agreement. The Limited Guarantee was callable on June 15, 2025 (or upon the earlier occurrence of certain defaults described therein) if the Company had not prepaid the Term Loan (excluding regularly scheduled amortization) by $10.0 million as of such date. The Company prepaid the Term Loan by $10.0 million on or before June 15, 2025, which prevented the Limited Guarantee from being callable, and the Limited Guarantee automatically terminated on March 12, 2026 following the prepayment of the Term Loan in an aggregate amount of $20.0 million since the date of the Limited Guarantee.
Policies and Procedures for Related Party Transactions
Our audit committee charter provides that the audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed the lesser of $120,000 or 1% of the average of our total assets at year end for the last two completed fiscal years, and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person will be defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members. Our Board adopted a policy governing the review and approval of related party transactions by the audit committee.

AUDIT COMMITTEE REPORT
The audit committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2025 with management.
The audit committee has discussed with our independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and SEC.
The audit committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.
Based on these reviews and discussions, the audit committee recommended to the Board that our audited financial statements be included in our Fiscal 2025 Annual Report on Form 10-K for filing with the SEC.
The audit committee has also appointed Grant Thornton as the Company’s independent registered public accounting firm for Fiscal 2026.
Respectfully submitted,
THE AUDIT COMMITTEE
Thomas Aaron
Caroline Chu
Kenneth Higgins

ADDITIONAL INFORMATION
Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials
Pursuant to SEC Rule 14a-8, certain stockholder proposals may be eligible for inclusion in the Company’s proxy statement for the annual meeting of stockholders. To be considered for inclusion in next year’s proxy statement, stockholder proposals must be received by our Secretary at our principal executive offices no later than the close of business on December 16, 2026.
Requirements for Stockholder Proposals to be Brought Before an Annual Meeting
Our Board does not have a written policy regarding stockholder nominations to the Board, but has determined that it is the practice of the Board to consider candidates proposed by stockholders if made in accordance with our bylaws. Our bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Secretary at the principal executive offices of the Corporation. To be timely, the stockholder’s notice must be delivered to or mailed and received by us not earlier than the close of business on the 120th day, nor later than the close of business on the 90th day, prior to the anniversary date of the prior year’s annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or 60 days after such anniversary date, we must receive the notice not later than the close of business on the 90th day prior to such annual meeting or, if later, the tenth day following the day on which we first provide notice or public disclosure of the date of the Annual Meeting. Assuming the date of our Fiscal 2027 annual meeting is not so advanced or delayed, stockholders who wish to make a proposal at the Fiscal 2027 annual meeting must notify us no earlier than January 12, 2027 and no later than February 11, 2027. Such notice must provide the information required by our bylaws with respect to each matter the stockholder proposes to bring before the Fiscal 2027 annual meeting. If you wish to obtain a free copy of our bylaws, please contact our Secretary at AirSculpt Technologies, Inc., 1111 Lincoln Road, Suite 802, Miami Beach, Florida 33139, or by email at investors@airsculpt.com.
In addition to satisfying the foregoing requirements under the Company’s bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 13, 2027.
Incorporation by Reference
To the extent that this Proxy Statement is incorporated by reference into any other filing by the Company under the Securities Act or the Exchange Act, the section of this Proxy Statement titled “Audit Committee Report” will not be deemed incorporated, unless otherwise specifically provided in such filing.
A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC, may be obtained by stockholders without charge by written or oral request, or may be accessed on the Internet at www.sec.gov or www.airsculpt.com.
Voting by Telephone or the Internet
Provision has been made for you to vote your shares of common stock by telephone or via the Internet. You may also vote your shares by mail. Please see the proxy card or voting instruction form accompanying this Proxy Statement for specific instructions on how to cast your vote by any of these methods.
Submitting your vote by telephone or via the Internet will not affect your right to vote during the meeting should you decide to attend the Annual Meeting virtually or in person.
The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. The Company has been advised that the Internet voting procedures that have been made available to you are consistent with the requirements of applicable law. Stockholders voting by phone or via the Internet should understand that there may be costs associated, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.
Other Matters
The Board does not know of any other matters that are to be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting or any adjournments or postponements thereof, the people named as proxies will have discretion to vote thereon.

AirSculpt® TECHNOLOGIES

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2026 Annual Meeting Proxy Card

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed in Proposal 1 and FOR Proposal 2.

1. Election of Directors:

	For	Against	Abstain
01 - Adam Feinstein	☐	☐	☐
02 - Thomas Aaron	☐	☐	☐
03 - Kenneth Higgins	☐	☐	☐

3 1 A M

01 - Adam Feinstein 02 - Thomas Aaron3 1 A MFor Against Abstain For Against Abstain03 - Kenneth HigginsFor Against AbstainProposals — The Board of Directors recommend a vote FOR all the nominees A listed in Proposal 1 and FOR Proposal 2.04985F2. Ratification of the appointment of Grant Thornton as ourindependent registered public accounting firm for the fiscalyear ending December 31, 20261. Election of Directors:For Against AbstainPlease sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please givefull title.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.2026 Annual Meeting Proxy CardUsing a black ink pen, mark your votes with an X as shown in this example.Please do not write outside the designated areas.q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q3. Transacting such other business as may properly come beforethe meeting or any adjournment thereof.You may vote online or by phone instead of mailing this card.OnlineGo to www.investorvote.com/AIRS or scanthe QR code — login details are located inthe shaded bar below.Your vote matters – here’s how to vote!Save paper, time and money!Sign up for electronic delivery atwww.investorvote.com/AIRSPhoneCall toll free 1-800-652-VOTE (8683) withinthe USA, US territories and Canada

Small steps make an impact.Help the environment by consenting to receive electronicdelivery, sign up at www.investorvote.com/AIRSNotice of 2026 Annual Meeting of ShareholdersProxy Solicited by Board of Directors for Annual Meeting — May 12, 2026Brent Wadman, General Counsel, with the power of substitution, is hereby authorized to represent and vote the shares of the undersigned, as a proxy (the“Proxy”) with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of AirSculpt Technologies,Inc. to be held on May 12, 2026 or at any postponement or adjournment thereof.Shares represented by this proxy will be voted in the manner directed by the shareholder. If no such directions are indicated, the Proxy will haveauthority to vote FOR the election of Directors and FOR the ratification of the appointment of Grant Thornton as our independent registered publicaccounting firm for the fiscal year ending December 31, 2026. In his discretion, the Proxy is authorized to vote upon such other business as mayproperly come before the meeting.(Items to be voted appear on reverse side)AirSculpt Technologies, Inc.C Non-Voting Itemsq IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qChange of Address — Please print new address below.Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders.The material is available at: www.edocumentview.com/AIRS2026 Annual Meeting of AirSculpt Technologies, Inc. ShareholdersThe 2026 Annual Meeting of Shareholders of AirSculpt Technologies, Inc. will be held onMay 12, 2026, at 8:30 am ET, virtually via the Internet athttps://meetnow.global/M7SP9TN.To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.